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Exhibit 12

                                TOM'S FOODS INC.

      Statement Regarding Computation of Ratio of Earnings to Fixed Charges
                          (in thousands, except ratio)


                                                                      Fiscal Year Ended
                                                    --------------------------------------------------------
                                                    December 30,           December 28,           January 3,
                                                      1995                    1996                  1998
                                                      ----                    ----                  ----
Earnings:
     Pretax loss                                     (18,261)                (11,067)               (5,942)
     Fixed charges                                     9,002                  10,368                11,375
                                                     -------                 -------               -------
                                                      (9,259)                   (699)                5,433

Fixed Charges:
     Interest expense                                  7,870                   9,402                 9,978
     Preferred stock dividends                             0                       0                     0
     Interest factor relating to
          rentals (a)                                  1,132                     966                 1,397
                                                     -------                 -------               -------
                                                       9,002                  10,368                11,375

Ratio of earnings to fixed
          charges                                      (1.03)                  (0.07)                 0.48
                                                     =======                 =======               =======

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(a) Represents interest expense factor related to rental expense.